AGREEMENT AND AMENDMENT NO. 2


     THIS AGREEMENT AND AMENDMENT NO. 2 is made as of May 14, 1999, by and among NORTHWEST ALUMINUM COMPANY, NORTHWEST ALUMINUM SPECIALTIES, INC., GOLDENDALE ALUMINUM COMPANY, NORTHWEST ALUMINUM TECHNOLOGIES, LLC (each a "Borrower" and collectively, the "Borrowers"), BANKBOSTON, N.A., as Administrative Agent, U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent and the LENDERS whose signatures appear at the end of this Agreement.

     WHEREAS, the parties hereto are parties to a certain Credit Agreement, dated as of December 21, 1998, as amended (the "Credit Agreement"; terms defined in the Credit Agreement are used herein with the same meanings); and

     WHEREAS, the Borrowers have requested certain changes to and certain waivers under the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Amendments to Credit Agreement.

          (a) Section 5.1(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) (i) as soon as available to the Borrowers, but in any event within 45 days after the end of each fiscal quarter of GNA, a consolidated balance sheet of GNA as of the end of, and related consolidated statements of income, retained earnings and cash flows of GNA for, the quarter then ended and the portion of the year then ended, prepared in accordance with GAAP and certified by the chief financial officer of GNA, subject to the absence of footnotes and normal, recurring year-end adjustments that shall not in the aggregate be material in amount; and (ii) as soon as available to the Borrowers, but in any event within 30 days after the end of each month, a balance sheet of GAC and a combined balance sheet of NAC and NAS as of the end of, and related statements of income, retained

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          earnings and cash flows of GAC and of NAC and NAS (on a combined basis) for, the month then ended and the portion of the year then ended, prepared in accordance with GAAP and certified by the chief financial officer of NAC, as agent for the Borrowers, subject to the absence of footnotes and normal, recurring year-end adjustments that shall not in the aggregate be material in amount;"

          (b) Section 5.1(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(c) a Borrowing Base Report, together with such other information regarding Inventory and Accounts Receivable as the Administrative Agent may require: (i) as soon as available but in any event within 15 days after the end of each month, calculated as of the last day of such month, and (ii) in addition to and without limiting the requirements of clause (i) of this Section 5.1(c), in the event the average Total Outstandings (calculated each day for a rolling period of 60 consecutive days by the Administrative Agent whose calculation, absent manifest error, shall be controlling) is greater than $10,000,000, as soon as available, but in any event within five
          (5) Business Days after the end of each week, calculated as of the last day (which shall be the Sunday of such week) of such week;"

          (c) Section 5.14(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(b) No Borrower shall enter into any other Tolling Agreement relating to alumina unless such Borrower shall have given the Administrative Agent and the Lenders ten (10) Business Days prior notice of its intention to do so. The Borrowers shall furnish such information with respect to any Tolling Agreement as the Administrative Agent or any Lender shall reasonably request."

     2. Representations. The Borrowers represent and warrant to the Agents and the Lenders as follows:

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
          (a) The Borrowers are not in compliance with: (i) the requirements of
Section 5.1(a)(iii) of the Credit Agreement for the fiscal year ended September 30, 1998; (ii) the requirements of Section 5.1(b) of the Credit Agreement for the months ended December 31, 1998, and January 31, February 28, and March 31, 1999; (iii) the requirements of Section 5.1(c) of the Credit Agreement for any week completed between December 21, 1998 and the date hereof; (iv) the requirements of Section 5.9(a) of the Credit Agreement with respect to the matters referenced in clauses (i) through (iii), and (v) of this Paragraph 2(a); and (v) the requirements of Section 5.14(b) of the Credit Agreement as a result of the Borrowers' entry into a scrap aluminum Tolling Agreement with Hot Metal Molding;

          (b) Other than as described in Paragraph 2(a) hereof, no Default has occurred and is continuing on the date hereof;

          (c) The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (except with respect to Defaults referenced in Paragraph 2(a) hereof, and except to the extent that such representations and warranties expressly relate to an earlier date); and

          (d) The resolutions referred to in Section 3.1 of the Credit Agreement remain in full force and effect.

     3. Waiver. The Lenders hereby waive the Defaults referenced in Paragraph 2(a) hereof.

     4. General. The foregoing amendments and waivers are limited as provided herein and do not extend to any other provisions of the Credit Agreement not specified herein or to any other matter. The Credit Agreement is ratified and confirmed and shall continue in full force and effect as amended hereby. This Agreement and Amendment No. 1 may be executed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.



                           [Intentionally Left Blank]



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     IN WITNESS WHEREOF, this Agreement and Amendment No. 1 has been executed as a sealed instrument as of the date first set forth above.

                                       NORTHWEST ALUMINUM COMPANY
                                       NORTHWEST ALUMINUM SPECIALTIES, INC.
                                       GOLDENDALE ALUMINUM COMPANY


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       NORTHWEST ALUMINUM
                                       TECHNOLOGIES, LLC

                                       By:  Golden Northwest Aluminum, Inc.,
                                            its Member


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       BANKBOSTON, N.A., Individually and as
                                       Administrative Agent


                                       By: JAMES J. WARD
                                           -------------------------------------
                                           James J. Ward, Director

                                       U.S. BANK NATIONAL ASSOCIATION,
                                       Individually and as Documentation Agent


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       NATIONAL BANK OF CANADA


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:


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